Exhibit 99.1

 Staples, Inc. Reports Record Fourth Quarter and Fiscal 2005 Results;
  Earnings Per Share Increased 18 Percent for the Fourth Quarter and
                    20 Percent for the Fiscal Year;
        Company to Increase Annual Cash Dividend by 32 Percent

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--Feb. 28, 2006--Staples, Inc. (NASDAQ:SPLS) announced today the results for its fourth quarter and fiscal year ended January 28, 2006. Total company sales for the fourth quarter grew nine percent to $4.5 billion compared to the same quarter of 2004. North American Retail revenues increased eight percent and same store sales rose three percent versus last year. North American Delivery sales increased 18 percent. International sales grew nine percent in local currency and were flat in US dollars. Total company net income of $290 million rose 15 percent, and earnings per share of $0.39, on a diluted basis, rose 18 percent compared to the fourth quarter of 2004.
    For fiscal year 2005, sales reached $16.1 billion, an 11 percent increase compared to 2004. Full year North American Retail sales rose nine percent and comparable store sales increased three percent. North American Delivery revenues increased 18 percent. International sales rose 10 percent in local currency or nine percent in US dollars. The company reported 2005 net income of $834 million, an 18 percent increase versus last year. Earnings per share of $1.12, on a diluted basis, rose 20 percent versus 2004.
    "Our 69,000 associates delivered great results in 2005," said Ron Sargent, Staples' chairman and CEO. "Not only did the team achieve our financial objectives for the year, but we also made solid progress on several initiatives to sustain our long term growth."

    Key company accomplishments for the fourth quarter and year:

    Total Company

    -- Staples' own brand products grew to 18 percent of sales for the year.

    -- Inventory turns increased 17 basis points to 5.76 times, continuing to demonstrate the benefits of the Summit supply chain program.

    -- The company generated $779 million in free cash flow and ended the year with $1.6 billion in cash and short-term investments.

    North American Retail

    -- Staples Copy & Print Centers introduced new technology, including Web submission and e-mail acceptance, and grew sales in the double digits.

    -- The company opened 99 stores for the year, including 25 stores in the Chicago market.

    North American Delivery

    -- All three North American Delivery businesses drove double digit sales growth for the full year, while expanding operating margins.

    -- Worldwide e-commerce sales reached $3.8 billion for the year, a 27 percent increase versus 2004.

    International

    -- In Q4, Staples' same store sales in Europe retail rose three percent, the best performance since early 2003.

    -- International operations demonstrated improved execution and marketing effectiveness, posting a 3.6 percent operating margin in Q4.

    The company also announced an annual cash dividend of $0.22 per share payable on April 20, 2006, to shareholders of record on March 31, 2006. This represents a 32 percent increase versus 2005.
    "As we celebrate Staples' 20th anniversary in 2006, we remain committed to making it easy for our customers to buy office products," said Sargent. "While I'm really proud of what the team has accomplished over the past two decades, I'm even more impressed with our people's commitment and enthusiasm to keep driving our business forward."

    Outlook

    For the first quarter of 2006, Staples anticipates high single-digit sales growth for the total company and expects earnings per share to grow 15 to 20 percent. For the full year, the company expects low double-digit sales growth and expects earnings per share to grow 15 to 20 percent. Earnings growth expectations for the first quarter and full year 2006 refer to 2005 earnings restated to include the impact of stock compensation expense under the Financial Accounting Standards Board's statement 123R, which is effective beginning in Q1 2006. The company will restate its quarterly and year-end results for 2005 to reflect the impact of stock options. Pro forma restated financial statements are available on the "Financial Measures" section of the investor relations Web site on www.staples.com. The company's earnings outlook also reflects the impact of a 53rd week in fiscal 2006.

    About Staples

    Staples, Inc. invented the office superstore concept in 1986 and today is the world's largest office products company. With 69,000 talented associates, the company is committed to making it easy to buy a wide range of office products, including supplies, technology, furniture, and business services. With 2005 sales of $16.1 billion, Staples serves consumers and businesses ranging from home-based businesses to Fortune 500 companies in 21 countries throughout North and South America, Europe and Asia. Headquartered outside of Boston, Staples operates approximately 1,780 office superstores and also serves its customers through mail order catalog, e-commerce and contract businesses. More information is available at www.staples.com.

    Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under the heading "Outlook" and other statements regarding our future business and financial performance. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: our market is highly competitive and we may not continue to compete successfully; we may be unable to continue to open new stores and enter new markets successfully; our growth may continue to strain operations, which could adversely affect our business and financial results; our operating results may be impacted by changes in the economy that impact business and consumer spending; if we are unable to attract and retain qualified associates, our business and financial performance may suffer; our stock price may fluctuate based on market expectations; our quarterly operating results are subject to significant fluctuation and are impacted by the extent to which sales in new stores result in the loss of sales in existing stores, the mix of products sold, pricing actions of competitors, the level of advertising and promotional expenses, extreme weather-related disruptions and seasonality; our expanding international operations expose us to the unique risks inherent in foreign operations; our business may be adversely affected by the actions of and risks associated with our third-party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to product liability claims; our debt level and operating lease commitments could impact our ability to obtain future financing and continue our growth strategy; a California wage and hour class action lawsuit may adversely affect our business and financial performance; and those other factors discussed in our annual report on Form 10-K for the fiscal year ended January 28, 2006, under the heading "Risk Factors" and elsewhere, and any subsequent periodic reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

    Financial information follows.

                    STAPLES, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
           (Dollar Amounts in Thousands, Except Share Data)

                                               January 28, January 29,
                                                  2006        2005
                                               ----------- -----------
ASSETS
Current assets:
    Cash and cash equivalents                    $977,822    $997,310
    Short-term investments                        593,082     472,231
    Receivables, net                              576,672     485,126
    Merchandise inventories, net                1,706,372   1,602,530
    Deferred income tax asset                     149,257      86,041
    Prepaid expenses and other current assets     141,339     138,374
                                               ----------- -----------
       Total current assets                     4,144,544   3,781,612

Property and equipment:
    Land and buildings                            705,978     649,175
    Leasehold improvements                        884,853     762,946
    Equipment                                   1,330,181   1,140,234
    Furniture and fixtures                        672,931     597,293
                                               ----------- -----------
       Total property and equipment             3,593,943   3,149,648
    Less accumulated depreciation and
     amortization                               1,835,549   1,548,774
                                               ----------- -----------
      Net property and equipment                1,758,394   1,600,874

    Lease acquisition costs, net of accumulated
     amortization                                  34,885      38,400
    Intangible assets, net of accumulated
     amortization                                 240,395     222,520
    Goodwill                                    1,378,752   1,321,464
    Other assets                                  119,619     106,578
                                               ----------- -----------
              Total assets                     $7,676,589  $7,071,448
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                           $1,435,815  $1,241,433
    Accrued expenses and other current
     liabilities                                1,041,200     954,184
    Debt maturing within one year                   2,891       1,244
                                               ----------- -----------
       Total current liabilities                2,479,906   2,196,861

Long-term debt                                    527,606     557,927
Deferred income tax liability                       5,845      23,314
Other long-term obligations                       233,426     178,150
Minority interest                                   4,335           -

Stockholders' Equity:
    Preferred stock, $.01 par value, 5,000,000
     shares authorized; no shares issued                -           -
    Common stock, $.0006 par value,
     2,100,000,000 shares authorized; issued
     829,695,100 shares at January 28, 2006
     and 813,049,139 shares at January 29, 2005       498         488
    Additional paid-in capital                  2,544,692   2,254,947
    Cumulative foreign currency translation
     adjustments                                   87,085     114,427
    Retained earnings                           3,529,170   2,818,163
    Less: treasury stock at cost, 99,253,565
     shares at January 28, 2006 and 68,547,587
     shares at January 29, 2005                (1,735,974) (1,072,829)
                                               ----------- -----------
           Total stockholders' equity           4,425,471   4,115,196
                                               ----------- -----------
             Total liabilities and
              stockholders' equity             $7,676,589  $7,071,448
                                               =========== ===========


                    STAPLES, INC. AND SUBSIDIARIES
                  Consolidated Statements of Income
           (Dollar Amounts in Thousands, Except Share Data)

                           (Unaudited)
                         13 Weeks Ended          Fiscal Year Ended
                     ----------------------- -------------------------
                     January 28, January 29, January 28,  January 29,
                        2006        2005        2006         2005
                     ----------- ----------- ------------ ------------

Sales                $4,462,317  $4,076,505  $16,078,852  $14,448,378
Cost of goods sold
 and occupancy costs  3,150,838   2,874,296   11,493,310   10,343,643
                     ----------- ----------- ------------ ------------
    Gross profit      1,311,479   1,202,209    4,585,542    4,104,735

Operating and other
 expenses:
  Operating and
   selling              683,830     629,895    2,617,958    2,359,551
  General and
   administrative       169,465     173,833      641,296      610,568
  Amortization of
   intangibles            2,987       2,596       13,008        8,743
                     ----------- ----------- ------------ ------------
    Total operating
     expenses           856,282     806,324    3,272,262    2,978,862
                     ----------- ----------- ------------ ------------

    Operating income    455,197     395,885    1,313,280    1,125,873

Other income
 (expense):
  Interest income        19,217      11,836       59,937       31,042
  Interest expense      (16,817)    (11,912)     (56,773)     (39,888)
  Miscellaneous
   income (expense)        (859)        (23)      (1,945)      (1,455)
                     ----------- ----------- ------------ ------------
   Income before
    income taxes and
    minority interest   456,738     395,786    1,314,499    1,115,572
Income tax expense      166,710     144,462      479,792      407,184
                     ----------- ----------- ------------ ------------
   Income before
    minority
    interests           290,028     251,324      834,707      708,388
Minority interest            47           -          298            -
                     ----------- ----------- ------------ ------------
   Net Income          $289,981    $251,324     $834,409     $708,388
                     =========== =========== ============ ============

Earnings per common
 share
---------------------
    Basic                 $0.40       $0.34        $1.14        $0.95
                     =========== =========== ============ ============
    Diluted               $0.39       $0.33        $1.12        $0.93
                     =========== =========== ============ ============


                    STAPLES, INC. AND SUBSIDIARIES
                Consolidated Statements of Cash Flows
                    (Dollar Amounts in Thousands)


                                                 Fiscal Year Ended
                                              ------------------------
                                              January 28, January 29,
                                                 2006         2005
                                              ----------- ------------
Operating activities:
Net income                                      $834,409     $708,388
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation and amortization                  303,900      278,845
  Deferred income tax (benefit) expense          (99,551)       1,595
  Other                                           44,891       65,771
  Change in assets and liabilities, net of
   companies acquired:
   Increase in receivables                       (80,166)     (49,786)
   (Increase) decrease in merchandise
    inventories                                  (97,538)     (63,747)
   Increase in prepaid expenses and other
    assets                                       (15,646)      (8,736)
   Increase (decrease) in accounts payable       187,402       82,355
   Increase in accrued expenses and other
    current liabilities                          136,746      107,608
   Increase in other long-term obligations        20,922       56,915
                                              ----------- ------------
  Net cash provided by operating activities    1,235,369    1,179,208

Investing activities:
Acquisition of property and equipment           (456,103)    (335,435)
Acquisition of businesses, net of cash
 acquired                                        (40,560)    (111,657)
Investment in joint venture, net of cash
 acquired                                        (16,636)     (29,330)
Proceeds from the sale of short-term
 investments                                   8,097,199   10,708,696
Purchase of short-term investments            (8,218,049) (10,246,652)
                                              ----------- ------------
  Net cash used in investing activities         (634,149)     (14,378)

Financing activities:
Proceeds from the sale of capital stock                -            -
Proceeds from the exercise of stock options
 and the sale of stock under employee stock
 purchase plans                                  181,997      206,394
Proceeds from borrowings                             535            -
Payments on borrowings                           (16,735)    (235,081)
Repayments under receivables securitization
 agreement                                             -            -
Cash dividends paid                             (123,402)     (99,527)
Purchase of treasury stock, net                 (663,145)    (511,730)
                                              ----------- ------------
  Net cash (used in) provided by financing
   activities                                   (620,750)    (639,944)

Effect of exchange rate changes on cash               42       14,959

Net (decrease) increase in cash and cash
 equivalents                                     (19,488)     539,845
Cash and cash equivalents at beginning of
 period                                          997,310      457,465
                                              ----------- ------------
Cash and cash equivalents at end of period      $977,822     $997,310
                                              =========== ============


                    STAPLES, INC. AND SUBSIDIARIES
                          Segment Reporting
                    (Dollar Amounts in Thousands)


                           (Unaudited)
                         13 Weeks Ended          Fiscal Year Ended
                     ----------------------- -------------------------
                     January 28, January 29, January 28,  January 29,
                         2006        2005        2006         2005
                     ----------- ----------- ------------ ------------

Sales:
North American
 Retail              $2,568,674  $2,386,659   $9,037,513   $8,324,299
North American
 Delivery             1,328,225   1,122,608    4,945,661    4,196,882
International
 Operations             565,418     567,238    2,095,678    1,927,197
                     ----------- ----------- ------------ ------------
  Total sales        $4,462,317  $4,076,505  $16,078,852  $14,448,378
                     =========== =========== ============ ============

Business Unit
 Income:
North American
 Retail                $288,537    $258,025     $816,512     $681,230
North American
 Delivery               146,487     116,074      485,114      376,730
International
 Operations              20,173      21,786       11,654       67,913
                     ----------- ----------- ------------ ------------
  Total business
   unit income         $455,197    $395,885   $1,313,280   $1,125,873
Interest and other
 expense, net             1,541         (99)       1,219      (10,301)
                     ----------- ----------- ------------ ------------
  Income before
   income taxes        $456,738    $395,786   $1,314,499   $1,115,572
                     =========== =========== ============ ============

    CONTACT: Staples, Inc.
             Media Contact:
             Paul Capelli, 508-253-8530
             or
             Owen Davis, 508-253-8468
             or
             Investor Contact:
             Laurel Lefebvre, 508-253-4080
             or
             Katie Sullivan, 508-253-0879